UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On December 5, 2007 Medicis Pharmaceutical Corporation (“Medicis” or the “Company”) and Ipsen, S.A. (”Ipsen”) issued a joint press release announcing the submission of the Biologics License Application (“BLA”) for RELOXIN® with the U.S. Food and Drug Administration (“FDA”). Upon FDA’s acceptance of the RELOXIN® submission, Medicis will pay Ipsen approximately $25 million in accordance with the companies’ previously announced Development and Distribution Agreement (“DDA”). Pursuant to the DDA, in March 2006, Ipsen Ltd., a wholly-owned subsidiary of Ipsen, granted Aesthetica Ltd., a wholly-owned subsidiary of the Company, rights to develop, distribute and commercialize Ipsen’s botulinum toxin product in the United States, Canada and Japan for aesthetic use by physicians. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01     Exhibits.
     (c) Exhibits
     99.1 Press Release dated December 5, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2007	Medicis Pharmaceutical Corporation
	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 5, 2007